Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-68604, 33-63773, 333-41336 and 333-57174) all pertaining to the Harold's Stores, Inc. 1993 Performance and Equity Incentive Plan of our report dated March 11, 2004, with respect to the consolidated financial statements and schedule of Harold's Stores, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended January 31, 2004.

Oklahoma City, Oklahoma

April 30, 2004